================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 6, 2006


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-19027                    84-1057605
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)               Identification #)



              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              (Registrant's telephone number, including area code)



[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








================================================================================

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 6, 2006, the Board of Directors of Simtek Corporation, a Delaware corporation (the "Company"), filled the vacant position on the Board of Directors with Mr. John Hillyard and elected Mr. Hillyard as a Director until the next annual meeting of stockholders. As of the date of this report, Mr. Hillyard had not been named as a member of any of the committees of the Board and it is unknown at the time of this report to what committees, if any, Mr. Hillyard is expected to be named. A copy of the press release announcing Mr. Hillyard's election is included herewith as Exhibit 99.1.

Item 8.01  Other Events

     Mr. Hillyard will receive the standard compensation for a member of the Board of Directors, which standard compensation arrangement has changed, upon recommendation and approval from the Compensation Committee, since the 2006 annual meeting of stockholders. Under the new standard compensation arrangement for directors, upon the initial election of a director, such director is granted options to purchase 25,000 (as opposed to 15,000 under the prior arrangement) shares of common stock, par value $0.0001 per share, of the Company ("Common Stock"). If a director is appointed as the Chairman of a committee of the Board (and for each director already serving as a committee Chairman on the effective date of the new compensation arrangement), such director is granted options to purchase 15,000 shares of Common Stock; the grant of options as a result of serving as the Chairman of a committee of the Board is a new feature of the standard compensation arrangement for directors. Effective January 1, 2007, each member of the Board of Directors receives, within the first month of each calendar year, while serving as a member of the Board of Directors, a grant of options to purchase 10,000 (as opposed to 3,500 under the prior arrangement) shares of Common Stock. The vesting schedule for options granted to directors has not changed: all options are still subject to cliff vesting on the date that is six months from the date of grant. If a director resigns before an option has vested, such option is forfeited. Each director receives $1,500 for each meeting of the Board of Directors, attended in person, and $500 for each meeting of a committee of the Board, attended in person. If a director attends telephonically a meeting of the Board of Directors or a meeting of a committee of the Board, such director is paid 50% of the "in person" fee. Each director receives a $10,000 annual stipend, which is paid quarterly. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. None of the cash payment provisions of the standard compensation arrangement have changed since the 2006 annual meeting of stockholders.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

     Exhibit Number    Description
     --------------    -----------

          99.1 Press release of the Company, dated October 12, 2006, titled "Simtek Strengthens Board of Directors Through the Addition of John Hillyard of Lefthand Networks".

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SIMTEK CORPORATION


                                      By: /s/ Brian Alleman
                                          --------------------------------------
                                          Brian Alleman, Chief Financial Officer



October 12, 2006

                                  EXHIBIT INDEX



Exhibit Number      Description
--------------      -----------

     99.1 Press release of the Company, dated October 12, 2006, titled "Simtek Strengthens Board of Directors Through the Addition of John Hillyard of Lefthand Networks".